Exhibit 5.1
OGDEN
MURPHY
WALLACE,  P.L.L.C.   ATTORNEYS  AT  LAW
--------------------------------------------------------------------------------
2100  Westlake  Center  Tower    1601  Fifth  Avenue    Seattle,  WA  98101-1686
(206)  447-7000    Fax  (206)  447-0215

                                                              James L. Vandeberg
                                                                  (206) 447-7000
May  22,  2001

Wizbang  TechnologiesInc.
Suite  679, 185 - 911 Yates Street
Victoria,  British  Columbia  V8V  4Y9,  CANADA

     Re:     Wizbang  Technologies  Inc.  Registration  Statement  on  Form  S-1

Ladies  and  Gentlemen:

We have acted as counsel for Wizbang Technologies Inc., a Washington corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 and amendments thereto (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 1,600,000 shares (the "Shares") of the Company's common stock, $0.0001 par value (the "Common Stock"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very  truly  yours,

OGDEN  MURPHY  WALLACE,  P.L.L.C.

James  L.  Vandeberg
JLV/veo